UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

DUESENBERG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No 21, Denai Endau 3,Seri Tanjung Pinang, Tanjung Tokong, Penang, Malaysia		10470
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		+1-236-304-0299

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 15, 2021, Duesenberg Inc.( “Duesenberg NV”), a wholly-owned subsidiary of Duesenberg Technologies Inc., has entered into employment agreements (the “Agreements”) with Mr. Brendan Norman, who has agreed to assume the position of Chief Strategy Officer with Duesenberg NV, and with Mr. Ian Thompson, who has agreed to assume the position of Chief Technical Officer with the Duesenberg NV.

Pursuant to the Agreements, Mr. Norman and Mr. Thompson will be entitled to an annual compensation of USD$180,000, and to a customary annual bonus equivalent to 100% of the annual compensation. In addition, the Company expects to grant to Mr. Norman and Mr. Thompson options to acquire the Company’s common stock, which options are yet to be granted and are subject to approval by the Company’s board of directors.

The initial terms of the Agreements are for two years and can be renewed for one-year consecutive periods thereafter. Should the Agreements be terminated without reasonable cause, Mr. Norman and Mr. Thompson will be entitled to severance payments equivalent to the remaining salary payable under the initial term of the Agreement, or, if less than 12 months left under the Agreements, to an equivalent of a 12-month base salary then in effect.

Mr. Brendan Norman brings to Duesenberg NV extensive experience in the Automotive and Business Development sector. Mr. Norman is currently on the Board of H2X Australia, a sustainable vehicle and heavy equipment company founded on the principles of being absolutely sustainable, using renewable materials, and focused on green hydrogen, green electricity, and on all sources of kinetic energy. Mr. Norman played an instrumental role in setting up Asia-Pacific subsidiaries for such well known automotive giants as Volkswagen Group, BMW Group, and Infiniti. Mr. Norman received his Bachelor of Business (Accounting) degree from Deakin University, Australia in 1992, and Graduate Diploma in Business Systems from Monash University, Australia in 1998.

Mr. Thompson is an experienced and dedicated automotive engineering professional. Mr. Thompson’s areas of expertise are full vehicle design, development, production, type approval, intellectual property and innovation. Mr. Thompson is also on the Board of H2X Australia and comes to Duesenberg NV from Grove Hydrogen Automobiles, having served this company in the position of Chief Engineer since 2018. Prior to this position, Mr. Thompson has worked with various automotive manufacturers, including Rover Group, Group Lotus, Maserati, Alfa Romeo and Karma. During his career he has worked on vehicles like Lotus Elise, Exige, M250, Aston Martin Vanquish, Opel Speedster, Tesla Roadster, Alfa Romeo Julia and Stelvio, and Karma Revero GT. Mr. Thompson received his Bachelor of Science – Mechanical Engineering from Tile Hill College, UK in 1989, and Master of Science in Design, Manufacture, and Management from the University of Hertfordshire, UK in 2002.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreements, copies of which are included as exhibits to this report. A copy of the Company’s news release regarding the above Agreements is attached as Exhibit 99.1 hereto.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement between Duesenberg Inc. and Mr. Brendan Norman dated for reference January 15, 2021.

10.2	Employment Agreement between Duesenberg Inc. and Mr. Ian Thompson dated for reference January 15, 2021.

99.1	News Release dated February 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUESENBERG TECHNOLOGIES INC.

Date: February 2, 2021

By: /s/ Lim Hun Beng
Lim Hun Beng
Chief Executive Officer
and President